EXHIBIT 10.4


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                               AGREEMENT REGARDING
                        CONFLICTING INTEREST TRANSACTIONS

      The parties agree as follows:

1. Any transaction between Synergy Resources Corporation (the "Company") and

     o    Ed Holloway
     o    William E. Scaff, Jr.
     o    Petroleum Management, LLC
     o Petroleum Exploration and Management, LLC o HS Land & Cattle, LLC o or any affiliates of the above

      (each of the foregoing a "Member" and collectively the "Petromanagement Group") must be approved by a majority of the Company's disinterested directors. If the Company has only one disinterested director at the time any approval is required, then the approval of the sole disinterested director will be required.

      2. In the event any Member of the Petromanagement Group is presented with or becomes aware of a Potential Transaction which the Member believes would be of interest to the Company, the Member will deliver to the Company a notice which will:

      (i) Offer the Company the right to participate in the Potential Transaction upon the terms described in the Notice.

      (ii) Identify the persons or entities involved with the Potential Transaction,

      (iii) Disclose the interest the Member has in any property in proximity to the property involved in the Potential Transaction, if the Member would benefit from the Potential Transaction.

      (iv) The percentage, not to exceed 25% without the consent of the Company, which the Member elects to participate in the Potential Transaction and the terms of such participation if different from those offered to the Company.

      (v) The interest the Member has in any entity (drilling contractor, engineering firm, operator, supplier etc.) which may be involved in the Potential Transaction.

      (vi) The interest the Member has or may receive (separate and apart from that in (iv) above) in any property involved in the Potential Transaction.

      For the purposes of this Agreement:

      "Member" includes any affiliate of the Member.


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      "Affiliate" means any person or entity controlling or controlled by the
Member or any entity in which the Member owns or controls in excess of 25% of the entity's equity or voting interests or both.

      A "Potential Transaction" means the opportunity to acquire an interest in an oil or gas lease or well or to pay all or part of the costs of drilling one or more oil or gas wells. A Potential Transaction does not include a right to acquire an interest in an oil or gas lease or to participate in the drilling of an oil or gas well which any Member had as of the date of this Agreement or any right later acquired by any Member which resulted from any contract to which any Member was a party as of the date of this Agreement.

      3. To accept the offer to participate in the Potential Transaction, the Company must deliver a written notice to the Member within five days of the date the notice of the Potential Transaction (with all information required by Section 2) is presented to the Company. In its notice the Company must agree to participate in the Potential Transaction on the terms offered and provide reasonable evidence to the Member of the Company's ability to pay its share of the cost of the Potential Transaction.

      4. If the Company does not provide the notice described in Section 3 the Member may participate in the Potential Transaction, but only upon terms and conditions that are not more favorable to the Member than those offered to the Company. If the Member does not enter into the Potential Transaction, the provisions of Section 2 will apply to the Potential Transaction if it is again available to the Member on more favorable terms than those previously available.

      5. This Agreement will expire as to Ed Holloway, and to any person who is an affiliate of Mr. Holloway only, when Mr. Holloway is no longer an officer or director of the Company. This Agreement will expire as to William E. Scaff, Jr., and to any person who is an affiliate of Mr. Scaff only, when Mr. Scaff is no longer an officer or director of the Company. This Agreement will expire as to all other Members when neither Mr. Holloway nor Mr. Scaff are officers or directors of the Company. Any Member may participate freely in any transaction which is not subject to this Agreement. Any transaction not subject to this Agreement will not be considered a conflict of interest.

      Following Ed Holloway's termination of employment and as a director, any actions taken by Mr. Holloway involving the oil and gas industry will not be deemed a conflict of interest, or other violation of this agreement, even if Mr. Holloway is a shareholder, so long as Mr. Holloway does not use any trade secrets or confidential information, as defined in Mr. Holloway's Employment Agreement, of the Company in order to engage in such activity.

      Following William E. Scaff, Jr.'s termination of employment and as a director, any actions taken by Mr. Scaff involving the oil and gas industry will not be deemed a conflict of interest, or other violation of this agreement, even if Mr. Scaff is a shareholder, so long as Mr. Scaff does not use any trade secrets or confidential information, as defined in Mr. Scaff's Employment Agreement, of the Company in order to engage in such activity.


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      6. Any dispute in any manner relating to this agreement will be settled by binding arbitration in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

      AGREED AND ACCEPTED:
                                        SYNERGY RESOURCES CORPORATION

                                        By: /s/ Ed Holloway
                                           ------------------------------
                                            President

                                        /s/ Ed Holloway
                                        ------------------------------
                                        Ed Holloway


                                       /s/ William E. Scaff, Jr.
                                       ----------------------------------
                                       William E. Scaff, Jr.


                                       Petroleum Management, LLC

                                       By: /s/ William E. Scaff, Jr.
                                           ------------------------------
                                           Authorized Officer


                                      Petroleum Exploration and Management, LLC

                                      By: /s/ Ed Holloway
                                          ------------------------------
                                          Authorized Officer


                                      HS Land & Cattle, LLC


                                      By: /s/ William E. Scaff, Jr.
                                          ------------------------------
                                          Authorized Officer


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